Exhibit 99.1
LifeLock Announces 2016 Third Quarter Results
Recorded the 46th consecutive quarter of sequential growth in revenue and cumulative ending members
Cumulative ending members of approximately 4.4 million, up 8% year-over-year
Average revenue per member for the quarter increased 3% to $12.25
TEMPE, AZ (November 1, 2016) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the third quarter ended September 30, 2016.
Third Quarter 2016 Financial Highlights:

•
Revenue: Total revenue was $170.3 million for the third quarter of 2016, up 12% from $152.0 million for the third quarter of 2015. Consumer revenue was $161.7 million for the third quarter of 2016, up 12% from $144.6 million for the third quarter of 2015. Enterprise revenue was $8.6 million for the third quarter of 2016, up 18% from $7.3 million for the third quarter of 2015.

•
Net Income: Net income was $14.4 million for the third quarter of 2016, compared with net loss of $65.1 million for the third quarter of 2015. The net loss for the quarter ended September 30, 2015 included the accrual of $96 million for the settlement with the FTC and related litigation. Net income per diluted share was $0.15 for the third quarter of 2016 based on 97.3 million weighted-average shares outstanding, compared with net loss per diluted share of $0.68 for the third quarter of 2015 based on 95.3 million weighted-average shares outstanding.

•
Adjusted Net Income*: Adjusted net income was $33.5 million for the third quarter of 2016, compared with adjusted net income of $27.6 million for the third quarter of 2015. Adjusted net income per diluted share* was $0.34 for the third quarter of 2016 based on 97.3 million weighted-average shares outstanding, compared with adjusted net income per diluted share of $0.28 for the third quarter of 2015 based on 99.5 million weighted-average shares outstanding.

•	Adjusted EBITDA*: Adjusted EBITDA was $36.5 million for the third quarter of 2016, compared with $29.8 million for the third quarter of 2015.

•
Cash Flow: Cash flow from operations was $5.6 million for the third quarter of 2016, leading to free cash flow* of $22.9 million after taking into consideration $2.0 million of capital expenditures, and $18.6 million of payments for previously accrued legal settlements and $0.6 million of payments for expenses incurred in connection with the FTC litigation. This compares with cash flow from operations of $20.8 million and free cash flow* of $18.4 million, after taking into consideration $4.1 million of capital expenditures and $1.6 million of payments for expenses incurred in connection with the FTC litigation for the third quarter of 2015.

•	Balance Sheet: Total cash and marketable securities at the end of the third quarter of 2016 was $166.1 million, up from $155.9 million at the end of the second quarter of 2016.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures".

Chief Executive Officer and President Hilary Schneider said, “LifeLock delivered solid financial results in our third quarter with strong annual retention rates, continued adoption of our premium products and strength in our enterprise business." Schneider continued: “We also reached a number of important strategic milestones that provide the foundation for continued and meaningful product differentiation including the completion of our flexible and extensible Identity Theft Protection or ITPS platform, the launch of our new LifeLock mobile app and our IDENTITY mobile app that helps consumers simplify the management of their digital identity."
Third Quarter 2016 & Recent Business Highlights:

•	Recorded the 46th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Announced new partnership agreement with a leading wireless carrier.

•	ID Analytics announced the launch of the Online Lending Network, a new consortium expected to enhance responsible lending, help protect consumers and businesses, and address credit and fraud risks.

•	Added approximately 254,000 gross new members in the third quarter of 2016 and ended the quarter with approximately 4.4 million members.

•	Increased monthly average revenue per member to $12.25 for the third quarter of 2016 from $11.91 for the third quarter of 2015.

•	We will be hosting an Investor and Analyst Day on February 23, 2017 in Menlo Park, CA.
Guidance:
As of November 1, 2016, we are initiating guidance for our fourth quarter of 2016 as well as updating guidance for the full year 2016.

•
Fourth Quarter 2016 Guidance: Total revenue is expected to be in the range of $172 million to $174 million. Adjusted net income per diluted share is expected to be in the range of $0.40 to $0.42 based on approximately 99 million fully diluted weighted-average shares outstanding and a cash tax rate of 3%. Adjusted EBITDA is expected to be in the range of $42 million to $44 million.

•
Full Year 2016 Guidance: Total revenue is expected to be in the range of $666 million to $668 million. Adjusted net income per diluted share is expected to be in the range of $0.76 to $0.78 based on approximately 98 million fully diluted weighted-average shares outstanding and a cash tax rate of 3%. Adjusted EBITDA is expected to be in the range of $86 million to $88 million. Free cash flow is expected to be in the range of $83 million to $88 million.

We have not reconciled adjusted net income per diluted share guidance to net income (loss) per diluted share guidance or adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for stock-based compensation expense, provision for income taxes, interest income, interest expense, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As these items that impact net income (loss) are out of our control and/or cannot be predicted with reasonable certainty, we are unable to provide such guidance. Accordingly, reconciliation of these non-GAAP measures to net income (loss) is not available without unreasonable effort. For a reconciliation of these historical non-GAAP financial measures to net income (loss), which provides information about the historical significance of the reconciling items, see the reconciliation tables included in this press release.
Conference Call Details:

•	What: LifeLock third quarter 2016 financial results.

•	When: Tuesday, November 1, 2016 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13644513 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•
Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13644513.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC, a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our expected total revenue, adjusted net income per diluted share and adjusted EBITDA for the fourth quarter of 2016 and for fiscal year 2016, and free cash flow for fiscal year 2016. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; regulatory compliance and litigation outcome; and other “Risk Factors” set forth in our most recent SEC filings.
Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2015, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Forms 10-Q. Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, stock-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, stock-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. For the three and nine-months ended September 30, 2016 and 2015, we have also excluded from adjusted net income, adjusted net income per diluted share and adjusted EBITDA expenses related to the FTC litigation and the impact of a legal reserve for the settlement of a derivative lawsuit. We believe that the exclusion of certain items of income and expense from net income (loss) in calculating adjusted net income, adjusted net income per diluted share and adjusted EBITDA is useful because the amount of such income or expense may not directly correlate to the underlying operational performance of our business and/or such income and expense can vary significantly between periods.
We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment. For the three- and nine-months ended September 30, 2016 and 2015, we have added back to net cash provided by operating activities cash paid for expenses and legal settlements related to the FTC litigation.
We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. For the three and nine-months ended September 30, 2016 and 2015, we have added back legal settlements and expenses related to the FTC litigation because the amount of such cash flow may not directly correlate to the underlying operational performance of our business and can vary significantly between periods. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business, excluding expenses related to the FTC litigation and eventual settlement, after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Although adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures. Further, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
For a reconciliation of these historical non-GAAP financial measures to net income (loss), which provides information about the historical significance of the reconciling items, see the reconciliation tables included in this press release.
Media Contact:
Jeff Davis
Media@lifelock.com

415-767-7788
Investor Relations Contact:
Jamison Manwaring
VP, Investor Relations
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Consumer revenue	$161,671	$144,648	$470,260	$411,178
Enterprise revenue	8,623	7,304	23,746	20,139
Total revenue	170,294	151,952	494,006	431,317
Cost of services	34,782	33,988	118,410	103,470
Gross profit	135,512	117,964	375,596	327,847
Costs and expenses:
Sales and marketing	68,416	62,850	240,492	209,470
Technology and development	20,379	19,396	61,509	52,928
General and administrative	21,882	120,984	73,700	160,815
Amortization of acquired intangible assets	1,982	2,084	8,344	6,251
Total costs and expenses	112,659	205,314	384,045	429,464
Income (loss) from operations	22,853	(87,350)	(8,449)	(101,617)
Other income (expense):
Interest expense	(111)	(89)	(403)	(265)
Interest income	272	219	875	498
Other	(85)	—	(214)	(183)
Total other income	76	130	258	50
Income (loss) before provision for income taxes	22,929	(87,220)	(8,191)	(101,567)
Income tax (benefit) expense	8,527	(22,075)	(3,801)	(27,784)
Net income (loss)	$14,402	$(65,145)	$(4,390)	$(73,783)
Net income (loss) per share attributable to common stockholders:
Basic	$0.16	$(0.68)	$(0.05)	$(0.78)
Diluted	$0.15	$(0.68)	$(0.05)	$(0.78)
Weighted-average common shares outstanding used in computing net income (loss) per share attributable to common stockholders:
Basic	92,034	95,340	93,052	94,660
Diluted	97,321	95,340	93,052	94,660

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$34,806	$50,239
Marketable securities	131,298	196,474
Trade and other receivables, net	17,080	13,974
Prepaid expenses and other current assets	9,168	12,303
Total current assets	192,352	272,990
Property and equipment, net	44,665	30,485
Goodwill	172,087	172,087
Intangible assets, net	21,830	30,174
Deferred tax assets, net - non-current	81,164	77,363
Other non-current assets	13,627	9,710
Total assets	$525,725	$592,809
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,645	$24,747
Accrued expenses and other liabilities	57,362	76,226
Deferred revenue	189,034	166,403
Total current liabilities	255,041	267,376
Other non-current liabilities	20,113	7,367
Total liabilities	275,154	274,743
Commitments and contingencies
Stockholders' equity:
Common stock	101	96
Treasury stock	(74,974)	—
Additional paid-in capital	544,009	532,388
Accumulated other comprehensive loss	(118)	(361)
Accumulated deficit	(218,447)	(214,057)
Total stockholders' equity	250,571	318,066
Total liabilities and stockholders' equity	$525,725	$592,809

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(4,390)	$(73,783)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,082	13,292
Stock-based compensation	25,509	20,287
Provision for doubtful accounts	352	150
Amortization of premiums on marketable securities	1,521	2,310
Deferred income tax benefit	(3,801)	(27,784)
Other	343	250
Change in operating assets and liabilities:
Trade and other receivables	(3,956)	(3,469)
Prepaid expenses and other current assets	3,136	(1,022)
Other non-current assets	167	357
Accounts payable	(14,622)	1,548
Accrued expenses and other liabilities	(18,120)	117,693
Deferred revenue	22,631	25,629
Other non-current liabilities	408	265
Net cash provided by operating activities	26,260	75,723
Investing activities
Acquisition of businesses, net of cash acquired	—	(12,797)
Acquisition of property and equipment, including capitalization of internal use software	(11,299)	(9,057)
Purchases of marketable securities	(83,896)	(191,846)
Sale and maturities of marketable securities	148,298	122,936
Premiums paid for company-owned life insurance policies	(4,337)	(4,337)
Net cash provided by (used in) investing activities	48,766	(95,101)
Financing activities
Proceeds from stock-based compensation plans	15,780	10,144
Purchases of Company stock	(100,000)	—
Payments for employee tax withholdings related to restricted stock units and awards	(6,239)	(1,793)
Net cash provided by (used in) financing activities	(90,459)	8,351
Net decrease in cash and cash equivalents	(15,433)	(11,027)
Cash and cash equivalents at beginning of period	50,239	146,569
Cash and cash equivalents at end of period	$34,806	$135,542

Stock-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Costs of services	$486	$449	$1,445	$1,286
Sales and marketing	1,672	1,238	4,793	3,385
Technology and development	2,574	2,514	7,893	6,226
General and administrative	3,880	3,662	11,378	9,390
Total stock-based compensation expense	$8,612	$7,863	$25,509	$20,287
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Consumer revenue	$161,671	$144,648	$470,260	$411,178
Enterprise revenue	8,623	7,304	23,746	20,139
Total revenue	$170,294	$151,952	$494,006	$431,317
Adjusted net income	$33,549	$27,579	$35,060	$32,323
Adjusted EBITDA	$36,548	$29,797	$43,540	$39,314
Free cash flow	$22,927	$18,378	$41,097	$68,302
Cumulative ending members	4,414	4,080	4,414	4,080
Gross new members	254	251	903	989
Member retention rate	85.5%	86.6%	85.5%	86.6%
Average cost of acquisition per member	$255	$237	$255	$202
Monthly average revenue per member	$12.25	$11.91	$12.05	$11.68
Enterprise transactions	103,240	74,280	272,504	208,324

Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$135,512	$117,964	$375,596	$327,847
Stock-based compensation	486	449	1,445	1,286
Adjusted gross profit	$135,998	$118,413	$377,041	$329,133
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$68,416	$62,850	$240,492	$209,470
Stock-based compensation	(1,672)	(1,238)	(4,793)	(3,385)
Adjusted sales and marketing expenses	$66,744	$61,612	$235,699	$206,085
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$20,379	$19,396	$61,509	$52,928
Stock-based compensation	(2,574)	(2,514)	(7,893)	(6,226)
Acquisition related expenses	—	(2,970)	—	(2,970)
Adjusted technology and development expenses	$17,805	$13,912	$53,616	$43,732
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$21,882	$120,984	$73,700	$160,815
Stock-based compensation	(3,880)	(3,662)	(11,378)	(9,390)
Legal reserves and settlements	—	(96,000)	(6,000)	(98,500)
Expenses related to the FTC litigation	(26)	(5,733)	(3,398)	(5,733)
Acquisition related expenses	—	(149)	—	(149)
Adjusted general and administrative expenses	$17,976	$15,440	$52,924	$47,043
Reconciliation of Income (Loss) from Operations to Adjusted Income from Operations
Income (loss) from operations	$22,853	$(87,350)	$(8,449)	$(101,617)
Stock-based compensation	8,612	7,863	25,509	20,287
Amortization of acquired intangible assets	1,982	2,084	8,344	6,251
Legal reserves and settlements	—	96,000	6,000	98,500
Expenses related to the FTC litigation	26	5,733	3,398	5,733
Acquisition related expenses	—	3,119	—	3,119
Adjusted income from operations	$33,473	$27,449	$34,802	$32,273
Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$14,402	$(65,145)	$(4,390)	$(73,783)
Stock-based compensation	8,612	7,863	25,509	20,287
Amortization of acquired intangible assets	1,982	2,084	8,344	6,251
Legal reserves and settlements	—	96,000	6,000	98,500
Expenses related to the FTC litigation	26	5,733	3,398	5,733
Acquisition related expenses	—	3,119	—	3,119
Deferred income tax (benefit) expense	8,527	(22,075)	(3,801)	(27,784)
Adjusted net income	$33,549	$27,579	$35,060	$32,323

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	97,321	95,340	93,052	94,660
Dilutive securities excluded due to net loss	—	4,186	4,252	5,143
Adjusted diluted shares	97,321	99,526	97,304	99,803
Reconciliation of Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) per diluted share	$0.15	$(0.68)	$(0.05)	$(0.78)
Adjustments to net income (loss)	0.19	0.93	0.41	1.06
Adjustments to diluted shares	—	0.03	—	0.04
Adjusted net income per diluted share	$0.34	$0.28	$0.36	$0.32
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$14,402	$(65,145)	$(4,390)	$(73,783)
Depreciation and amortization	5,057	4,432	17,082	13,292
Stock-based compensation	8,612	7,863	25,509	20,287
Interest expense	111	89	403	265
Interest income	(272)	(219)	(875)	(498)
Other	85	—	214	183
Income tax (benefit) expense	8,527	(22,075)	(3,801)	(27,784)
Legal reserves and settlements	—	96,000	6,000	98,500
Expenses related to the FTC litigation	26	5,733	3,398	5,733
Acquisition related expenses	—	3,119	—	3,119
Adjusted EBITDA	$36,548	$29,797	$43,540	$39,314
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$5,626	$20,826	$26,260	$75,723
Acquisitions of property and equipment	(1,962)	(4,084)	(11,299)	(9,057)
Legal settlements paid	18,642	—	21,142	—
Expenses paid for the FTC litigation	621	1,636	4,994	1,636
Free cash flow	$22,927	$18,378	$41,097	$68,302